UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2006

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

55 Waugh Drive, Suite 1000		77007
Houston, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)   On June 22, 2006 Kirby Corporation (the “Company”) notified the New York Stock Exchange (“NYSE”) that the Company had amended its Business Ethics Guidelines effective December 1, 2004 and had not posted the amended Business Ethics Guidelines on its website in accordance with the NYSE corporate governance standards. The amendments were for the primary purpose of restating and enhancing the Company’s equal opportunity, nondiscrimination, nonharassment and nonviolence policies. Effective June 22, 2006, the Company made further clarifying amendments to its Business Ethics Guidelines. The current version of the Business Ethics Guidelines is now posted on the Company’s website and the Company is now in compliance with the applicable NYSE corporate governance standards.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 10, 2006, in connection with its previously announced 2-for-1 stock split, the Company amended its Articles of Incorporation to increase the number of authorized shares of its common stock, par value $.10 per share, from 60,000,000 to 120,000,000.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective December 1, 2004, the Company amended its Business Ethics Guidelines for the primary purpose of restating and enhancing the Company’s equal opportunity, nondiscrimination, nonharassment and nonviolence policies. Effective June 22, 2006, the Company made further clarifying amendments to its Business Ethics Guidelines. A copy of the Company’s current Business Ethics Guidelines is filed as Exhibit 14.1 to this report and is available on the Company’s website at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description of Exhibit

3.1	Certificate of Change Pursuant to NRS 78.209 filed with the Secretary of State of Nevada effective May 10, 2006

14.1	Kirby Corporation Business Ethics Guidelines effective June 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

	By:	/s/ G. Stephen Holcomb
G. Stephen Holcomb
Vice President, Investor Relations

Dated: June 22, 2006